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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated February 3, 1997, on our audit of the consolidated financial statements of Point Communications Limited Partnership. We also consent to the references to our firm under the captions "Experts".

                                        COOPERS & LYBRAND L.L.P.

Milwaukee, Wisconsin

August 4, 1997